CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of EQ Advisors Trust of our report dated February 17, 2020, relating to the financial statements and financial highlights, which appear in EQ/Conservative Allocation Portfolio, EQ/Conservative-Plus Allocation Portfolio, EQ/Moderate Allocation Portfolio, EQ/Moderate-Plus Allocation Portfolio, EQ/Aggressive Allocation Portfolio, Target 2015 Allocation Portfolio, Target 2025 Allocation Portfolio, Target 2035 Allocation Portfolio, Target 2045 Allocation Portfolio, and Target 2055 Allocation Portfolio (each a portfolio of EQ Premier VIP Trust) Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the heading “Form of Agreement and Plan of Reorganization and Termination” in such Registration Statement, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated May 1, 2020 for EQ Premier VIP Trust, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 26, 2021